Neah Power Systems provides update on contract with Ion Geophysical Corporation, CEO provides video update

BOTHELL, Wash., June XX, 2013 -- Neah Power Systems, Inc., (NPWZ) http://www.neahpower.com, a developer and provider of power solutions using proprietary, award winning technology for the military, transportation, and portable electronics markets using the PowerChipTM  and the PowerPlay™ products, announced today that the Company has continued to make significant progress with the PowerChipTM product development for Ion Geophysical Corporation. The mutually exclusive, paid development contract with Ion Geophysical Corporation was previously announced in a Form 8-k filed with the SEC on January 29, 2013.  This contract is for the development of a fuel cell based underwater application, in lieu of lithium – ion batteries and other power sources.

As part of the contract with Ion Geophysical Corporation, Neah has implemented a manufacturing partnership with a MEMS foundry supplier for high volume manufacturing of the PowerChip fuel cells. Additionally, the Company has made significant progress on the design and development of the product for Ion Geophysical Corporation. Dr. Chris D’Couto, President of Neah Power Systems, provided a video interview about this which can be viewed in its entirety at the link below.

http://www.smallcapepicenter.com/beyondthepressrelease/AGORACOMNeahPowerSmallCapSkype-8May2013-IonUpdate/

Please visit the Neah Power Systems Investor Relations Hub on AGORACOM (http://agoracom.com/ir/NeahPowerSystems) to ask questions and receive answers in near real-time.

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Forward-Looking Statements

Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements," which are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, and the Company does not undertake any responsibility to update any of these statements in the future. Please read Neah Power System’s Form 10-K for the fiscal year ended September 30, 2012 and its Quarterly Reports on Form 10-Q filed with the SEC during fiscal 2013 for a discussion of such risks, uncertainties and other factors.

Contact:

Neah Power Systems, Inc.

info@neahpower.com

(425) 424-3324 ext 108